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                                                                   EXHIBIT 10.15


                    CENTRAL HEALTH MANAGEMENT SERVICES, INC.
                             1996 STOCK OPTION PLAN




         THIS INDENTURE is made this 17th day of January 1996, by CHMS Transitory Corp., a Georgia Corporation (hereinafter called the "Company");

                                  INTRODUCTION:


         The Company desires to promote in its employees and consultants and the employees and consultants of certain of its affiliates the strongest interest in the growth and success of the business of the Company, the assurance that they will share in the prosperity of the business of the Company, and the incentive to remain in the employ of the Company. To that end the Company desires to provide those individuals who are eligible hereunder with incentive stock options or non-qualified stock options to purchase shares of the Company and, accordingly, has formulated the stock option plan herein embodied.

         NOW, THEREFORE, the Company does hereby establish the Central Health Management Services, Inc. 1996 Stock Option Plan (hereinafter called the "Plan") so that it shall read in its entirety as follows:
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                    CENTRAL HEALTH MANAGEMENT SERVICES, INC.
                             1996 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
SECTION 1  DEFINITIONS.......................................................  3

SECTION 2  ADMINISTRATION....................................................  4

SECTION 3  ELIGIBILITY.......................................................  4

SECTION 4  SHARES SUBJECT TO PLAN............................................  5

SECTION 5  TERMS AND CONDITIONS..............................................  5

SECTION 6  ADDITIONAL TERMS AND CONDITIONS
            OF INCENTIVE STOCK OPTIONS.......................................  6

SECTION 7  TERM OF PLAN......................................................  6

SECTION 8  INDEMNIFICATION OF COMMITTEE......................................  7

SECTION 9  AMENDMENT AND TERMINATION OF THE PLAN.............................. 7

SECTION 10  NO OBLIGATION TO EXERCISE OPTION.................................. 7

SECTION 11  CHANGE IN CAPITALIZATION.......................................... 7

SECTION 12  GENERAL RESTRICTION............................................... 8

SECTION 13  RIGHTS AS A STOCKHOLDER........................................... 8

SECTION 14  CHOICE OF LAW..................................................... 8


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                              SECTION 1 DEFINITIONS

         Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

         1.1 "Act" means the Securities Exchange Act of 1934.

         1.2 "Agreement" means an agreement setting forth the terms and conditions of an option granted pursuant to the terms of the Plan.

         1.3 "Board of Directors" means the Board of Directors of the Company.

         1.4 "Code" means the Internal Revenue Code of 1986, as amended.

         1.5 "Committee" means the committee appointed by the Board of Directors to administer the Plan.

         1.6 "Option" means an option to purchase Shares of the Company granted pursuant to and in accordance with the provisions of the Plan.

         1.7 "Optionee" means an individual who is granted an Option pursuant to and in accordance with the provisions of the Plan.

         1.8 "Option Shares" means Shares subject to and issued pursuant to an exercise of an Option granted under the Plan.

         1.9 "Parent" means a corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.10 "Share" means a share of Class A common stock of the Company.

         1.11 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


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                            SECTION 2 ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall be comprised of at least two members of the Board of Directors and shall be appointed by the Board of Directors (provided that for purposes of determining the terms and provisions of Options for members of the Committee, the Board of Directors may appoint an alternative Committee of two or more officers of the Company (the "Alternative Committee") who solely for such purposes will be treated as the Committee hereunder), but after the first registration of an equity security of the Company under Section 12 of the Act, all persons on the Committee shall be both "disinterested persons," as defined in Rule 16b-3 as promulgated under the Act, and "outside directors" within the meaning of Code
Section 162(m) and the regulations thereunder. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors. Acts approved by a majority of the members of the Committee (who do not have a personal financial interest in such action) in a meeting at which a quorum is present or acts approved unanimously by the members of the Committee without a meeting shall be the valid acts of the Committee. A quorum shall be present at any meeting of the Committee which a majority of the Committee members attend. The Committee shall have full authority in its discretion to determine the officers, key employees, consultants, and directors of the Company or its affiliates to whom Options shall be granted and the terms and provisions of Options, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding. The Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to interpret the provisions of the Plan or any Agreement.

                              SECTION 3 ELIGIBILITY

         Options may be granted only to officers, key employees, consultants, and directors of the Company, or any affiliate of the Company; provided, however, that directors who serve on the Committee shall not be eligible to receive awards that are subject to Section 16 of the Act while they are members of the Committee and that an incentive stock option may only be granted to an employee of the Company or any Subsidiary or Parent. The aggregate fair market value of Shares determined as of the date of grant in accordance with Plan
Section 5(b) with respect to which Options intended to meet the requirements of Code Section 422 ("Incentive Stock Options") become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents or Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded shall be treated as non-qualified stock option(s).


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                        SECTION 4 SHARES SUBJECT TO PLAN

         4.1 The aggregate number of Option Shares which may be issued under the Plan shall at no time exceed 4,800,000. The number of Shares with respect to which an Option may be granted to any individual shall be determined by the Committee. The limitations established by this Section shall be subject to adjustment in accordance with the provisions of the Plan.

         4.2 In the event that an Option expires or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

                         SECTION 5 TERMS AND CONDITIONS

         5.1 Grant of Option. Each Option granted pursuant to the Plan shall be authorized by the Committee.

         5.2 Stock Option Agreement. Each Option shall be evidenced by an Agreement, in such form and containing such terms and conditions as the Committee from time to time may determine, provided that each Agreement shall:

                  (a) state whether the Option is an incentive stock option as defined in Section 422 of the Code ("Incentive Stock Option") or a nonqualified stock option;

                  (b) state the number of Option Shares to which it pertains. The exercise price of each Option Share shall be at least 100% of the fair market value of a Share on the date the Committee grants the Option. If Shares are:

                           (1) actively traded on any national securities
                  exchange or NASDAQ system that reports their closing prices, fair market value shall be the closing price per share at the close of the trading day immediately preceding the date the Committee grants the Option;

                           (2) otherwise traded over the counter, fair market
                  value shall be the arithmetic mean of the final bid and asked prices for the Shares as reported for the trading day immediately preceding the date the Committee grants the Option; or

                           (3) not publicly traded, the Committee shall consider
                  any factors that affect fair market value, and shall determine fair market value without regard to any restriction other than a restriction which by its terms will never lapse;


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                  (c) state the exercise price and exercise period. The exercise price may be paid in any form permitted in the Agreement, which may include, but is not limited to cash or delivery of Shares;

                  (d) provide that the Option is exercisable, with respect to the number of Shares to which it pertains, only if and to the extent that the Optionee is vested pursuant to the vesting formula provided in the Agreement.

         5.3 Withholding. The Company shall deduct any taxes required to be withheld by federal, state and local government with respect to all Options. The Company shall have the right to require the recipient to remit an amount sufficient to satisfy such tax withholding requirements and such payment as is required shall be made in any form permitted in the Agreement, which may include but is not limited to cash or through an election by the Participant to reduce the number of shares of Stock he will receive

                    SECTION 6 ADDITIONAL TERMS AND CONDITIONS
                           OF INCENTIVE STOCK OPTIONS

         In addition to the terms and conditions set forth in Section 5 of the Plan, each Agreement evidencing the grant of an Incentive Stock Option shall provide that:

         (a) the Option is not exercisable by the Optionee after the expiration of ten (10) years from the date of grant of the Option; and

         (b) notwithstanding the provisions of Plan Section 5.2(b), if the optionee owns, pursuant to the ownership attribution rules of Code
         Section 424(d) and the Treasury Department regulations promulgated thereunder, stock possessing more than 10% of the total combined voting power of all of the stock of the Company or of any Parent or Subsidiary at the time the Committee grants him an Option, the option price shall be at least 110% of the fair market value as determined in Plan Section 5(b) on the date the Committee grants the Option, and, notwithstanding Plan Section 6(a), the Agreement shall provide that the Option is not exercisable after the expiration of five (5) years from the date the Committee grants the Option.

                             SECTION 7 TERM OF PLAN

         The Plan shall be effective on the date hereof and shall continue to be effective until ten (10) years following the earlier of the effective date of the Plan or the date the stockholders approve the Plan, unless sooner terminated by the Board of Directors. The Company shall submit the Plan to its stockholders for approval within twelve (12) months of the adoption of the Plan by the Board of Directors. Failure to receive their approval shall cause as of the date of grant all Incentive Stock Options to be nonqualified stock options.


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                     SECTION 8 INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification that the members of the Committee may have, each member of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by it in settlement thereof (provided the settlement has received the prior approval of the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of its duties; provided that promptly after institution of the action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend such matter. Upon the delivery to the Committee member of written notice of assumption by the Company of the defense of such matter, the Company will not be responsible to the Committee member for any further fees and disbursements relating to the defense of such matter, including fees and disbursements of counsel.

                 SECTION 9 AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided however that the Board of Directors may not (other than pursuant to Section 11 of this Agreement) alter the number of shares that may be issued under the terms of the Plan or the exercise price at which such Options shall be issued under the terms of the Plan.

                   SECTION 10 NO OBLIGATION TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the Optionee to exercise the Option.

                       SECTION 11 CHANGE IN CAPITALIZATION

         If the number of Shares shall be increased or reduced by a change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, an appropriate adjustment shall be made by the Committee in the number and kind of Shares available for the granting of Options under the Plan. In addition, the Committee shall make an appropriate adjustment in the number and kind of Shares as to which outstanding Options, or the portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of the event. The adjustment in outstanding Options shall be made


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without change in the total price applicable to the unexercised portion of the
Option and with a corresponding adjustment in the Option price per share. Any fractional Shares resulting from such adjustments shall be eliminated. All adjustments made by the Committee under this Section shall be conclusive.

         Notwithstanding the foregoing paragraph, the Committee reserves the right, to the extent provided in the applicable Agreement, in the event of a sale of substantially all the Shares or property of the Company or the merger or consolidation of the Company, or a dissolution or liquidation of the Company, to terminate the Options granted under the Plan prior to the times set forth in Plan Section 5.

                         SECTION 12 GENERAL RESTRICTION

         Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any Option shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock Options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. Each Optionee shall, prior to the exercise of an Option, deliver to the Company such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Shares to be acquired pursuant to the exercise of an Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

                       SECTION 13 RIGHTS AS A STOCKHOLDER

         An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Option or Option Shares until the date of the issuance of a stock certificate to him for the Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan.

                            SECTION 14 CHOICE OF LAW

         The law of the State of Georgia shall govern the Plan to the extent that federal law does not apply.


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         IN WITNESS WHEREOF, the Company has caused the Plan to be executed on the ____ day of January 1996.

                                        CHMS TRANSITORY CORP.


                                        By: /s/ Gary M. Bremer
                                           -------------------------------------

                                        Title: President
                                              ----------------------------------

ATTEST:

/s/ G. Blake Bremer
--------------------------

Title: Secretary
      ----------------
      [CORPORATE SEAL]




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                             FIRST AMENDMENT TO THE
                          SIMIONE CENTRAL HOLDING, INC.
                             1996 STOCK OPTION PLAN
                             (FORMERLY KNOWN AS THE
                    CENTRAL HEALTH MANAGEMENT SERVICES, INC.
                             1996 STOCK OPTION PLAN)

         This First Amendment made on the 27th day of February 1996, by Simione Central Holding, Inc., a Georgia, USA corporation (hereinafter called the "Company");


                              W I T N E S S E T H:

         WHEREAS, on January 12, 1996, the Company adopted the Central Health Management Services, Inc. 1996 Stock Option Plan (the "Plan").

         WHEREAS, on January 18, 1996, the Company changed its name from "Central Health Management Services, Inc." to "Simione Central Holding, Inc."

         WHEREAS, the Company desires to change the name of the Plan.

         NOW, THEREFORE, the Company does hereby amend the Plan, effective January 18, 1996, to rename the Plan as the "Simione Central Holding, Inc. 1996 Stock Option Plan".

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the date first above written.


                                    SIMIONE CENTRAL HOLDING, INC.


                                    By: /s/ William J. Simione, Jr.
                                       ----------------------------------

                                    Title: President
                                          -------------------------------

ATTEST:

/s/ G. Blake Bremer
-----------------------------


Title: Secretary
      -------------------
      [CORPORATE SEAL]